UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

Spirit AeroSystems Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210

(Address of principal executive offices, including zip code)

(316) 526-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On April 22, 2020, the Board of Directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (the “Company”), declared a dividend of one right (a “Right”) for each outstanding share of Class A common stock, par value $0.01 per share (“Common Stock”), of the Company held of record at the close of business on May 1, 2020 (the “Record Time”), or issued thereafter and prior to the Separation Time (as hereinafter defined) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be payable upon the later of the Record Time and the certification by the New York Stock Exchange to the Securities and Exchange Commission that the Rights have been approved for listing and registration. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of April 22, 2020 (the “Rights Agreement”), between the Company and Computershare Inc., as Rights Agent (the “Rights Agent”).

Generally, the Rights may cause substantial dilution to a person or group that acquires 10% (or 20% in the case of a passive institutional investor) or more of the Common Stock unless the Rights are first redeemed, or the Rights Agreement is terminated by the Board. While the Rights will not prevent a takeover of the Company, they may discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. Nevertheless, the Rights will not interfere with a Board-approved transaction that is in the best interests of the Company and its stockholders because the Rights can be redeemed, or the Rights Agreement terminated, on or prior to the consummation of such a transaction.

The Rights. Subject to certain exceptions, including the occurrence of a Flip-in Transaction or Event (as defined in the Rights Agreement), each Right entitles its registered holder to purchase from the Company, after the Separation Time (as defined below) and prior to the earlier of the expiration, exchange or redemption of the Rights, one one-thousandth of a share of Participating Preferred Stock, par value $0.01 per share (“Participating Preferred Stock”), for $140.00 (the “Exercise Price”). Each one one-thousandth fractional share of Participating Preferred Stock will have the same rights and preferences as a share of Common Stock. The Board may adjust the Exercise Price, the amount of Participating Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Participating Preferred Stock or Common Stock.

The Rights will initially trade with, and will be inseparable from, the Common Stock. A Right will accompany any share of Common Stock issued after the Record Time until the Separation Time (as defined below) or the earlier expiration, exchange or redemption of the Rights. The Rights will not separate from the Common Stock and be exercisable until the Separation Time (as defined below). The holders of Rights will, solely by reason of their ownership of Rights, have no rights as stockholders of the Company, including, without limitation, the right to vote or to receive dividends.

Until the Separation Time, the Common Stock certificates, or, in the case of uncertificated shares, notations in the book-entry account system, will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of the corresponding Rights.

Exercisability. The Rights will separate from the Common Stock and be exercisable upon the Separation Time, which is the next business day following the earlier of (i) the 10th business day (or such later date as the Board may from time to time fix by resolution adopted prior to the Separation Time that would otherwise have occurred) after the date on which any person or group commences a tender or exchange offer that, if consummated, would result in such person or group becoming an Acquiring Person (as defined in the Rights Agreement) by becoming the beneficial owner of 10% (or 20% in the case of a passive institutional investor)) or more of the outstanding Common Stock, (ii) the first date on which there is a public announcement by the Company that a person or group has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person pursuant to the Rights Agreement, and (iii) the date on which any Acquiring Person has become the beneficial owner of more than 40% of the Company’s Common Stock; provided that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time; and provided further that if a tender or exchange offer referred to in clause (i) is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of stock pursuant thereto, such offer shall be deemed never to have been made.

Beneficial Ownership. As defined in the Rights Agreement, beneficial ownership includes, solely for purposes of determining whether any person or group is an Acquiring Person, constructive ownership of derivative securities or positions that have values that are determined in whole or in part by, or that relate to, the value of Common Stock.

Expiration. The Rights will expire on the earliest of (i) the Exchange Time (as defined below), (ii) the close of business on April 22, 2021, unless the Rights Agreement is ratified by stockholders of the Company in which event they will expire on April 22, 2023, (iii) the date on which the Rights are redeemed as described below and (iv) upon the merger of the Company into another corporation that does not constitute a Flip-over Transaction or Event (as defined in the Rights Agreement).

Consequences of a Person or Group Becoming an Acquiring Person.

•	Flip-in. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for the Exercise Price, purchase a number of shares of Common Stock having a market value equal to twice the Exercise Price. The Company, at its option, may substitute shares of Participating Preferred Stock, at a ratio of one one-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

•	Exchange. After a person or group becomes an Acquiring Person but prior to becoming the beneficial owner of more than 50% of the outstanding shares of Common Stock, the Board may elect to exchange all (but not less than all) of the then outstanding Rights (other than Rights Beneficially Owned by the Acquiring Person or any affiliate or associate thereof, which Rights become void) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, subject to adjustment (the “Exchange Ratio”). Immediately upon such action by the Board (the “Exchange Time”), the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio. The Company, at its option, may substitute shares of Participating Preferred Stock, at a ratio of one one-thousandth of a share of Participating Preferred Stock for each share of Common Stock so issuable.

•	Flip-over. In the event that after the Separation Time but prior to the Expiration Time (as defined in the Rights Agreement), a Flip-over Transaction or Event occurs (including, in certain circumstances, if the Company is acquired in a merger or similar transaction involving a beneficial owner with control of the Board or ownership of 50% of more of the outstanding shares of Common Stock) each Right shall thereafter constitute the right to purchase from the acquiring entity, upon exercise thereof in accordance with the terms of the Rights Agreement that number of shares of common stock of the acquiring entity having a market value equal to twice the Exercise Price.

Redemption. The Board may, at its option, at any time prior to the Flip-in Date (as defined in the Rights Agreement), redeem all (but not less than all) of the then outstanding Rights at a price of $0.0001 per Right (the “Redemption Price”), as provided in the Rights Agreement. However, the Board may not exercise its redemption right if and to the extent such exercise is not permitted under the Company’s existing credit agreement. Immediately upon the action of the Board electing to redeem the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right will thereafter represent only the right to receive the Redemption Price in cash for each Right so held.

Amendment of Terms of Rights Agreement and Rights. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

On April 23, 2020, the Company issued a press release regarding the adoption of the Rights Agreement and the declaration of the dividend of the Rights. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Rights Agreement (which includes the forms of Rights Certificate and Election to Exercise and the form of Certificate of Designation and Terms of the Participating Preferred Stock as Exhibits A and B thereto, respectively) is attached hereto as an exhibit and is incorporated herein by reference.

The summary of the Rights Agreement set forth under this Item 3.03 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Rights Agreement, which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of the Participating Preferred Stock.

99.1	Press Release, dated April 23, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By	/s/ Stacy Cozad
	Name:	Stacy Cozad
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: April 23, 2020